Exhibit 99.1

www.casipharmaceuticals.com

CASI PHARMACEUTICALS ANNOUNCES CHINA MARKET APPROVAL

OF MELPHALAN HYDROCHLORIDE FOR INJECTION (TRADEMARK: EVOMELA®)

National Medical Products Administration Approves Melphalan Hydrochloride For Injection
 (EVOMELA®) as Treatment for Specific Uses in Patients with Multiple Myeloma

ROCKVILLE, Md. (December 3, 2018) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in China and throughout the world, announces today that it has received National Medical Products Administration (“NMPA”) (formerly, the China FDA) approval of Melphalan Hydrochloride For Injection (EVOMELA®), for:

•	use as a high-dose conditioning treatment prior to hematopoietic progenitor (stem) cell transplantation in patients with multiple myeloma, and

•	the palliative treatment of patients with multiple myeloma for whom oral therapy is not appropriate.

The NMPA approved Melphalan Hydrochloride For Injection (EVOMELA®) under its new priority review guidelines. The NMPA’s Expert Advisory Anti-Tumor (Oncology) Drugs Committee previously had reviewed Melphalan Hydrochloride For Injection (EVOMELA®) in April 2018. The NMPA approval of Melphalan Hydrochloride For Injection (EVOMELA®) for use in patients with multiple myeloma was based on an existing safety and efficacy data base; the NMPA required no additional pre-approval clinical studies, but requires a post approval confirmatory study.

CASI Pharmaceuticals Executive Chairman Wei-Wu He, Ph.D., commented, “NMPA approval of Melphalan Hydrochloride For Injection (EVOMELA®) is encouraging news for patients in China with multiple myeloma as there is no commercially available melphalan formulation in the country. EVOMELA’s approval therefore addresses a significant unmet medical need. In addition, EVOMELA®’s proprietary formulation of melphalan, a first-line therapy for multiple myeloma patients, offers considerable clinical advantages as it does not contain propylene glycol, which may cause side effects, it has long stability when reconstituted for infusion, and is the only intravenous melphalan product approved for use in the high-dose conditioning indication in pre-transplant therapy.”

Dr. He continued, “CASI will continue to rapidly build out its commercial operations and we are working to launch Melphalan Hydrochloride For Injection (EVOMELA®) in China promptly to meet the needs of patients suffering from this devastating disease. With the approval of Melphalan Hydrochloride For Injection (EVOMELA®), CASI becomes an integrated commercial-stage company; we will continue working tirelessly to address varying unmet medical needs within China and throughout the world.”

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 / Fax 301.315.2437

About Multiple Myeloma

Multiple myeloma is a malignant hematological disorder that is characterized by abnormal proliferation of clonal plasma cells in the bone marrow and the secretion of monoclonal immunoglobulins that are detectable in the serum or urine. Multiple myeloma accounts for 10-13% of hematological malignancies1,2 and in Western countries, the estimated incidence is 5.6 cases per 100,000 persons2. The estimated incidence of multiple myeloma in China is ~2.0 cases per 100,000 persons3, for an estimated annual incidence of approximately 27,8003. The estimated number of patients in China with multiple myeloma who are candidates for hematopoietic progenitor (stem) cell transplantation is estimated to be approximately 16,900/year. The current number of patients with multiple myeloma who undergo hematopoietic progenitor (stem) cell transplantation in China is estimated to be approximately 800/year. Autologous stem cell transplantation (ASCT) has been demonstrated to improve complete response rates and prolong median overall survival in patients with multiple myeloma1,3 and is considered standard of care for transplant-eligible patients. The preferred conditioning regimen for ASCT is melphalan1.

1.	S. Rajkumar, Mayo Clin Proc. 2016 January; 91(1): 101–119

2.	A. Palumbo, N Engl J Med, 2011; 364: 1046-60

3.	J. Lu, Blood Cancer Journal (2014) 4, e239; doi:10.1038/bcj.2014.55

4.	L. Xu, Bone Marrow Transplantation (2017), 1 – 7

About CASI Pharmaceuticals

CASI Pharmaceuticals (NASDAQ: CASI) is a U.S.-based biopharmaceutical company dedicated to the development and delivery of high quality, cost-effective pharmaceutical products and innovative therapeutics to patients in China, U.S., and throughout the world. CASI’s product pipeline features three U.S. Food and Drug Administration (FDA)-approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights. These are currently in various stages in the regulatory process for market approval in China. The Company also acquired a portfolio of 25 FDA-approved abbreviated new drug applications (ANDAs), and four pipeline ANDAs that are pending FDA approval from Sandoz, and recently acquired an HBV ANDA from Laurus Labs. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: risks relating to interests of our largest stockholders that differ from our other stockholders; the difficulty of executing our business strategy in China; the risk that we will not be able to effectively select, register and commercialize products from our recently acquired portfolio of abbreviated new drug applications (ANDAs);  our lack of experience in manufacturing products and uncertainty about our resources and capabilities to do so on a clinical or commercial scale; risks relating to the commercialization, if any, of our products and proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); our inability to predict when or if our product candidates will be approved for marketing by the National Medical Products Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; the volatility in the market price of our common stock; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development;  risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; and our dependence on third parties. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

EVOMELA®, Marqibo® and Zevalin® are proprietary to Spectrum Pharmaceuticals, Inc. and its affiliates.

CONTACT: CASI Pharmaceuticals, Inc. 240.864.2643 ir@casipharmaceuticals.com	INVESTOR CONTACT: Solebury Trout Jennifer Porcelli 646.378.2962 jporcelli@troutgroup.com Brennan Doyle 617.221.9005 BDoyle@troutgroup.com	MEDIA CONTACT : PressComm PR, LLC Juliette Bogus 410.980.5687 juliettebogus@presscommpr.com